Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Fourth Quarter and Full-Year 2025 Financial Results

•Fourth quarter Total ARR of $1.522 billion, an increase of 3% as reported and 1% in constant currency from the prior year period(1)
•Fourth quarter Recurring Revenue of $367 million, up 5% as reported and 3% in constant currency(1)
•Fourth quarter GAAP diluted EPS of $0.38 and non-GAAP diluted EPS of $0.74(2)
•Full-Year 2025 Cash Flow from Operations of $305 million and Free Cash Flow of $285 million(3)

SAN DIEGO – February 10, 2026 -- Teradata (NYSE: TDC) today announced its fourth quarter and full year 2025 financial results.

“Teradata delivered another set of strong results in the 4th quarter, as we again exceeded expectations for Total Revenue, Recurring Revenue and Free Cash Flow,” said Steve McMillan, Teradata president and CEO. “Our full-year results demonstrate strong operational discipline and establish a solid foundation as we enter 2026.

"Teradata's Autonomous AI and Knowledge platform is soundly resonating with customers; they recognize that the strengths we have built over decades are ideal for today’s market needs. Our differentiated performance, scale, and hybrid capabilities, supported by our AI services, are proving to be a valuable combination. We have confidence in our agentic AI-fueled future.”

Fourth Quarter 2025 Financial Highlights Compared to Fourth Quarter 2024

•Public cloud ARR increased to $701 million from $609 million, an increase of 15% as reported and 13% in constant currency(1)
•Total ARR increased to $1.522 billion from $1.474 billion, an increase of 3% as reported and 1% in constant currency(1)
•Recurring revenue was $367 million versus $351 million, an increase of 5% as reported and 3% in constant currency(1)
•Total revenue was $421 million versus $409 million, an increase of 3% as reported and 1% in constant currency(1)
•Recurring revenue was 87% of total revenue versus 86%
•GAAP gross margin was 60.8% versus 59.4%
•Non-GAAP gross margin was 62.0% versus 60.9%(2)
•GAAP operating margin was 12.8% versus 9.5%
•Non-GAAP operating margin was 22.8% versus 17.6%(2)

•GAAP diluted EPS was $0.38 versus $0.26 per share
•Non-GAAP diluted EPS was $0.74 versus $0.53 per share(2)
•Cash flow from operations was $160 million compared to $156 million
•Free cash flow was $151 million compared to $148 million(3)

Full-Year 2025 Financial Highlights Compared to Full-Year 2024

•Public cloud ARR increased to $701 million from $609 million, an increase of 15% as reported and 13% in constant currency(1)
•Total ARR increased to $1.522 billion from $1.474 billion, an increase of 3% as reported and 1% in constant currency(1)
•Recurring revenue was $1.445 billion versus $1.479 billion, a decrease of 2% as reported and 3% in constant currency(1)
•Total revenue was $1.663 billion versus $1.750 billion, a decrease of 5% as reported and 5% in constant currency(1)
•Recurring revenue was 87% of total revenue versus 85%
•GAAP gross margin was 59.4% versus 60.5%
•Non-GAAP gross margin was 60.7% versus 61.7%(2)
•GAAP operating margin was 12.3% versus 11.9%
•Non-GAAP operating margin was 21.2% versus 20.3%(2)
•GAAP diluted EPS was $1.35 versus $1.16 per share
•Non-GAAP diluted EPS was $2.58 versus $2.42 per share(2)
•Cash flow from operations was $305 million compared to $303 million
•Free cash flow was $285 million compared to $277 million(3)
•Share repurchases of $140 million, resulting in a return of free cash flow of 49%

Outlook
For the full-year of 2026:
•Total ARR growth of 2% to 4% year-over-year,
•Recurring revenue in the range of flat to 2% year-over-year,
•Total revenue range in the range of -2% to flat year-over-year,
•GAAP diluted EPS is now expected to be in the range of $1.26 to $1.36
•Non-GAAP diluted EPS is now expected to be in the range of $2.55 to $2.65 per share(2)
•Cash flow from operations of $330 million to $350 million
•Free cash flow of $310 million to $330 million(3)

For the first quarter of 2026:
•Recurring revenue in the range of 6% to 8% year-over-year,
•Total revenue in the range of 1% to 3% year-over-year,
•GAAP diluted EPS is expected to be in the range of $0.36 to $0.40 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.75 to $0.79 per share(2)

Earnings Conference Call

The conference call will begin at 1:30 p.m. PT on February 10, 2026. Investors and participants may attend the call by dialing (646) 844-6383 and entering access code 738113. For investors and participants outside the United States, see global dial-in numbers at netroadshow.com/events/global-numbers?confId=71997, and use access code 738113.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com.

Revenue
(in millions)
	For the Three Months ended December 31
	2025	2024	% Change as Reported	% Change in CC
Recurring revenue	$367	$351	5%	3%
Perpetual software licenses, hardware and other	1	3	(67)%	(69)%
Consulting services	53	55	(4)%	(6)%
Total revenue	$421	$409	3%	1%

Product Sales	$368	$354	4%	2%
Consulting Services	53	55	(4)%	(6)%
Total revenue	$421	$409	3%	1%

Revenue
(in millions)
	For the Twelve Months ended December 31
	2025	2024	% Change as Reported	% Change in CC
Recurring revenue	$1,445	$1,479	(2)%	(3)%
Perpetual software licenses, hardware and other	17	23	(26)%	(25)%
Consulting services	201	248	(19)%	(19)%
Total revenue	$1,663	$1,750	(5)%	(5)%

Product Sales	$1,462	$1,502	(3)%	(3)%
Consulting Services	201	248	(19)%	(19)%
Total revenue	$1,663	$1,750	(5)%	(5)%

	As of December 31
	2025	2024	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,522	$1,474	3%	1%
Public cloud ARR**	$701	$609	15%	13%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Total Annual Recurring Revenue ("Total ARR") is defined as the annual contract value for all active and contractually binding term-based contracts at the end of the period, including cloud, recurring AI services, subscriptions, hardware rental, maintenance, and software upgrade rights. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual contract value for all active and contractually binding term-based contracts at the end of a period that are operated in a public cloud environment. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata's actual and projected results and EPS under GAAP to the Company's actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Twelve Months
(in millions, except per share data)	ended December 31			ended December 31
Gross Profit:	2025	2024	% Chg.	2025	2024	% Chg.
GAAP Gross Profit	$256	$243	5%	$987	$1,058	(7)%
% of Revenue	60.8%	59.4%		59.4%	60.5%

Excluding:
Stock-based compensation expense	4	4		17	17
Reorganization and other costs	1	2		6	5
Non-GAAP Gross Profit	$261	$249	5%	$1,010	$1,080	(6)%
% of Revenue	62.0%	60.9%		60.7%	61.7%

Operating Income
GAAP Operating Income	$54	$39	38%	$205	$209	(2)%
% of Revenue	12.8%	9.5%		12.3%	11.9%

Excluding:
Stock-based compensation expense	30	27		112	119
Reorganization and other costs	12	6		35	28
Non-GAAP Operating Income	$96	$72	33%	$352	$356	(1)%
% of Revenue	22.8%	17.6%		21.2%	20.3%

Net Income
GAAP Net Income	$37	$25	48%	$130	$114	14%
% of Revenue	8.8%	6.1%		7.8%	6.5%

Excluding:
Stock-based compensation expense	30	27		112	119
Reorganization and other costs	9	6		31	30
Income tax adjustments (i)	(5)	(6)		(24)	(25)
Non-GAAP Net Income	$71	$52	37%	$249	$238	5%
% of Revenue	16.9%	12.7%		15.0%	13.6%

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		2026 Outlook
Earnings Per Share:	2025	2024	2025	2024	Q1 Guidance	FY Guidance
GAAP Earnings Per Share	$0.38	$0.26	$1.35	$1.16	$0.36 - $0.40	$1.26 - $1.36
Excluding:
Stock-based compensation expense	0.31	0.27	1.16	1.21	0.29	1.22
Reorganization and other costs	0.10	0.06	0.32	0.30	0.18	0.34
Income tax adjustments(i)	(0.05)	(0.06)	(0.25)	(0.25)	(0.08)	(0.27)
Non-GAAP Diluted Earnings Per Share	$0.74	$0.53	$2.58	$2.42	$0.75 - $0.79	$2.55 - $2.65

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended December 31, 2025, was 22.8% and December 31, 2024, was 17.5%. In addition, for the first quarter and full year 2025, we included a discrete tax adjustment of ($0.06) for the reversal of tax reserves due to the final settlement of an IRS audit in the first quarter of 2025. For the twelve months ended December 31, 2025, the Company’s non-GAAP effective tax rate was 22.4% and December 31, 2024, was 24.0%.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less investing activities related to capital expenditures for property and equipment and additions to capitalized software ("total capital expenditures"). Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		Outlook
(in millions)	2025	2024	2025	2024	2026
Cash provided by operating activities (GAAP)	$160	$156	$305	$303	$330 to $350

Less total capital expenditures	(9)	(8)	(20)	(26)	(~20)
Free Cash Flow (non-GAAP measure)	$151	$148	$285	$277	$310 to $330

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2026 first quarter and 2026 full year financial outlook and product innovation and demand. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including the restructuring actions; risks inherent in operating in foreign countries, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for our artificial intelligence, cloud, on-prem, and hybrid offerings; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata is the AI platform built for the autonomous era. Our AI + Knowledge Platform and multifaceted AI Services help enterprises deploy solutions with deep domain expertise and full enterprise context. Wherever data resides—cloud, on-prem, or hybrid—Teradata connects and scales to deliver the performance AI needs. Learn more at Teradata.com.

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2025	2024	% Chg	2025	2024	% Chg
Revenue
Recurring	$367	$351	5%	$1,445	$1,479	(2)%
Perpetual software licenses, hardware and other	1	3	(67)%	17	23	(26)%
Consulting services	53	55	(4)%	201	248	(19)%
Total revenue	421	409	3%	1,663	1,750	(5)%
Gross profit
Recurring	248	243		983	1,038
% of Revenue	67.6%	69.2%		68.0%	70.2%
Perpetual software licenses, hardware and other	—	(2)		4	—
% of Revenue	—%	(66.7)%		23.5%	—%
Consulting services	8	2		—	20
% of Revenue	15.1%	3.6%		—%	8.1%
Total gross profit	256	243		987	1,058
% of Revenue	60.8%	59.4%		59.4%	60.5%

Selling, general and administrative expenses	129	136		502	565
Research and development expenses	73	68		280	284
Income from operations	54	39		205	209
% of Revenue	12.8%	9.5%		12.3%	11.9%

Other expense, net	(1)	(9)		(27)	(45)

Income before income taxes	53	30		178	164
% of Revenue	12.6%	7.3%		10.7%	9.4%

Income tax expense	16	5		48	50
% Tax rate	30.2%	16.7%		27.0%	30.5%

Net income	$37	$25		$130	$114
% of Revenue	8.8%	6.1%		7.8%	6.5%

Net income per common share
Basic	$0.40	$0.26		$1.38	$1.18
Diluted	$0.38	$0.26		$1.35	$1.16

Weighted average common shares outstanding
Basic	93.0	95.5		94.4	96.4
Diluted	96.4	97.4		96.6	98.2

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$493	$406	$420
Accounts receivable, net	251	309	234
Inventories	13	5	18
Other current assets	80	91	77
Total current assets	837	811	749
Property and equipment, net	198	203	185
Right of use assets- operating lease, net	7	7	8
Goodwill	399	399	394
Capitalized contract costs, net	42	35	46
Deferred income taxes	209	212	226
Other assets	87	94	96
Total assets	$1,779	$1,761	$1,704

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$25	$25
Current portion of finance lease liability	50	56	57
Current portion of operating lease liability	2	3	4
Accounts payable	96	100	106
Payroll and benefits liabilities	120	96	111
Deferred revenue	533	527	512
Other current liabilities	88	99	115
Total current liabilities	914	906	930
Long-term debt	431	437	455
Finance lease liability	45	47	30
Operating lease liability	4	5	5
Pension and other postemployment plan liabilities	114	104	104
Long-term deferred revenue	11	12	10
Deferred tax liabilities	12	10	9
Other liabilities	18	21	28
Total liabilities	1,549	1,542	1,571
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,305	2,279	2,192
Accumulated deficit	(1,923)	(1,923)	(1,913)
Accumulated other comprehensive loss	(153)	(138)	(147)
Total stockholders' equity	230	219	133
Total liabilities and stockholders' equity	$1,779	$1,761	$1,704

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2025	2024	2025	2024
Operating activities
Net income	$37	$25	$130	$114
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	23	22	90	100
Stock-based compensation expense	30	27	112	119
Deferred income taxes	7	(16)	31	(11)
Loss on Blue Chip Swap	—	1	1	4
Changes in assets and liabilities:
Receivables	58	13	(17)	52
Inventories	(8)	(2)	5	(5)
Current payables and accrued expenses	18	36	(48)	(1)
Deferred revenue	5	27	22	(70)
Other assets and liabilities	(10)	23	(21)	1
Net cash provided by operating activities	160	156	305	303
Investing activities
Expenditures for property and equipment	(9)	(7)	(19)	(24)
Additions to capitalized software	—	(1)	(1)	(2)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	—	(1)	(1)	(6)
Net cash used in investing activities	(9)	(9)	(21)	(32)
Financing activities
Repurchases of common stock	(38)	(29)	(140)	(215)
Repayments of long-term borrowings	(6)	(6)	(25)	(19)
Payments of finance leases	(18)	(17)	(69)	(71)
Other financing activities, net	(2)	—	1	(1)
Net cash used in financing activities	(64)	(52)	(233)	(306)
Effect of exchange rate changes on cash and cash equivalents	—	(22)	22	(30)
Increase (decrease) in cash, cash equivalents and restricted cash	87	73	73	(65)
Cash, cash equivalents and restricted cash at beginning of period	407	348	421	486
Cash, cash equivalents and restricted cash at end of period	$494	$421	$494	$421

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by finance leases	$10	$4	$77	$29
Assets acquired by operating leases	$—	$4	$2	$5

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2025	2024	% Change As Reported	% Change Constant Currency(2)	2025	2024	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$368	$354	4%	2%	$1,462	$1,502	(3)%	(3)%
Consulting services	53	55	(4)%	(6)%	201	248	(19)%	(19)%
Total segment revenue	421	409	3%	1%	1,663	1,750	(5)%	(5)%

Segment gross profit
Product Sales	251	244			998	1,049
% of Revenue	68.2%	68.9%			68.3%	69.8%
Consulting services	10	5			12	31
% of Revenue	18.9%	9.1%			6.0%	12.5%
Total segment gross profit	261	249			1,010	1,080
% of Revenue	62.0%	60.9%			60.7%	61.7%

Reconciling items(1)	(5)	(6)			(23)	(22)
Total gross profit	$256	$243			$987	$1,058
% of Revenue	60.8%	59.4%			59.4%	60.5%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.